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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in the following Registration Statements and in the related prospectuses of our report dated February 16, 1999 on the consolidated balance sheets of Sky Financial Group, Inc. as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998; which report is incorporated by reference into this Annual Report on Form 10-K/A.

Form S-8 No. 333-67233
Form S-8 No. 333-47315 (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) Form S-8 No. 333-60741 (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) Form S-3 No. 333-64127 (Filed as Citizens Bancshares, Inc.)
Form S-8 No. 333-18867 (Filed as Citizens Bancshares, Inc.)


                                               /s/ CROWE, CHIZEK AND COMPANY LLP
                                               Crowe, Chizek and Company LLP


Columbus, Ohio
May 11, 1999